Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of November 25, 2015

by and among

MODSYS INTERNATIONAL LTD.

and

THE PURCHASERS LISTED IN EXHIBIT A

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of November 25, 2015 (this “Agreement”) by and among Modsys International Ltd., an Israeli company (the “Company”), and each of the purchasers whose names are set forth on Exhibit A attached hereto (each a “Purchaser” and collectively, the referred to herein as the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agrees as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES

Section 1.1 Purchase and Sale of Securities.

(a)          Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase (in the amounts set forth as Exhibit A hereto) from the Company, 500,000 preferred shares of the Company, par value NIS 0.04 per share (the “Preferred Shares”, and the Preferred Shares purchased pursuant to the terms hereof, the “Shares”) at a price per share equal to $2.00 (“Price Per Share”) amounting to an aggregate purchase price of US $1,000,000 (the “Purchase Price”).

(b)             Upon the following terms and conditions, the Company shall issue to each Purchasers a warrant in substantially the form attached hereto as Exhibit B (each a “Warrant”) and collectively the “Warrants” and together with the Shares, the “Closing Securities”) to purchase the number of ordinary shares of the Company par value NIS 0.04 per share (the “Ordinary Shares”, and the Ordinary Shares issuable upon exercise of the Warrant, the “Exercise Shares”) set forth on Exhibit A hereto.

Section 1.2 Closing. The closing of the purchase and sale of the Closing Securities to be acquired by the Purchasers from the Company under this Agreement, shall take place at the offices of the Company at 600 Union Street, Suite 2409, Seattle, Washington (the “Closing”) at 10:00 a.m., PST or such other location as mutually agreed by the Parties on the date of this Agreement (the “Closing Date”). Subject to the fulfillment or waiver of all of the other conditions set forth in Article IV hereof, at the Closing the Company shall deliver or cause to be delivered to the Purchaser the Closing Securities and, concurrently, the Purchaser shall deliver the Purchase Price by wire transfer to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company

hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date, as follows:

(a)                                  Organization and Good Standing. The Company is a company duly incorporated or otherwise organized and validly existing under the laws of the State of Israel and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Each subsidiary of the Company (“Subsidiary”) is duly qualified to do business and is in good standing (if applicable) in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties or financial condition of the Company and its Subsidiaries taken as a whole (other than effects resulting from conditions affecting the Company’s or its Subsidiaries’ markets generally or from general economic conditions) and/or any condition, circumstance or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under the Transaction Documents (as defined in Section 2.1(b) below)) in any material respect.

(b)            Power; Authorization; Enforcement. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, and to issue and sell the Closing Securities and, insofar as applicable, the Exercise Shares in accordance with the terms of the Warrants and the Ordinary Shares issuable upon conversion of the Shares (such Ordinary Shares, together with the Exercise Shares and the Closing Securities, the “Securities”). The execution, delivery and performance of this Agreement and any other documents and agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”) by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary action, and, except as set forth on Schedule 2.1(b),1 no further consent or authorization of the Company, its board of directors or shareholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification provisions may be limited by applicable law.

__________________

1 Schedule 2.2(b) to identify the required shareholder approval.

(c)           Issuance of Securities. The Securities and the Exercise Shares are duly authorized, and when issued and paid in accordance with the terms hereof, shall be duly and validly issued, fully paid, non-assessable, and free and clear of all liens.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Securities as contemplated hereby) do not and will not (i) violate any provision of the Company’s memorandum or articles of association as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, with respect to clauses (ii) and (iii) above for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(e)           SEC Documents, Financial Statements. The Company has filed all reports, schedules forms, statements and other documents required to be filed in the last 12 months by the Company under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), all of the foregoing including filings incorporated by reference therein being referred to as the “SEC Documents”). At the times of its filing, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the the Securities Act, as applicable. As of their respective dates, the financial statements of the Company included in any SEC Documents filed by the Company in the last 12 months have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(f)           No Material Adverse Change. Since the filing date of the latest audited financial statements included within the SEC Documents, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in its SEC Documents.

(g)           No Undisclosed Liabilities. Except as disclosed in the SEC Documents, since September 30, 2015, the Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(h)           Actions Pending. Except as set forth in the SEC Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)           Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

(j)           Taxes. Except for matters that would not, individually or in the aggregate, have or reasonable expected to have a Material Adverse Effet, the Company has prepared and filed all material federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(k)           Disclosure. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers do not make or have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.2 hereof.

(l)           Transactions with Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company or, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of 5% other than for (i) payment of salary or consulting fees for services rendered,

(ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(m)          Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or, to the Company’s knowledge, a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(n)          Title to Assets. The Company and the Subsidiaries have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o)          Accounting Controls. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 4 of the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2015 (the “10-Q”). The Company presented in the 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of as of September 30, 2015. Since such date, there have been no significant changes in the Company’s internal controls (as such term is defined in Rule 13a-15(e) of the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(p)          Application of Takeover Protections. The Company has no knowledge of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Association or the laws of the state of Israel that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(q)            No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(r)           Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(s)            Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with the applicable money laundering statutes of the United States and the state of Israel, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t)            OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(u)          Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.

Section 2.2 Representations, Warranties and Agreements of the Purchasers. Each of the Purchasers hereby represents, warrants and agrees to the Company as follows as of the date hereof and as of the Closing Date:

(a)            Organization and Standing of the Purchasers. Each Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its board of directors, shareholders, or partners, as the case may be, is required. When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of each of the Purchasers enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)            No Conflict. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of the Purchaser’s charter and organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, with respect to clauses (ii) or (iii) (other than with respect to federal and state securities laws) for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser’s ability to perform its obligations under the Transaction Documents.

(d)          Acquisition for Own Account. Each Purchaser is purchasing the Securities solely for its own account and not with a view to, or for sale in connection with, public sale or distribution thereof. Each Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity.

(e)           Experience. Each Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(f)           General. Each Purchaser understands that the Securities are being offered and sold in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.

(g)         No General Solicitation. Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, Internet website or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications. Each Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h)         Accredited Investor. Each Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer or an “associated person” of a broker-dealer. Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i)          Certain Fees. No Purchaser has employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents or the transactions contemplated thereby.

(j)          No Trading. Each Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company regarding the consummation of this transaction. Such Purchaser covenants that neither it nor any person or entity acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are announced in a press release pursuant to Section 3.3 hereof. For purposes of this Section 2.2(k), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(k)	Restricted Securities.

(i)          Each Purchaser understands that none of the Securities have been registered under the Securities Act. Each Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in the Agreement.

(ii)         Each Purchaser acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(iii)         Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required (and a stock transfer order may be placed against transfer of the certificates for the Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

(iv)         Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act.

ARTICLE III

COMPANY COVENANTS

The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

Section 3.1 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document.

Section 3.2 Reservation of Shares. The Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance of the aggregate number of Ordinary Shares issuable upon exercise of the Warrants or upon conversion of the Shares.

Section 3.3 Certain Transactions and Confidentiality. Each Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 3.4. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 3.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.

ARTICLE IV

CONDITIONS

Section 4.1 Conditions Precedent to the Obligation of the Company to Close

and to Sell the Closing Securities. The obligation hereunder of the Company to close and issue and sell the Closing Securities to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)             Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of the Purchasers shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b)             Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c)             Delivery of Purchase Price. The Purchasers shall have delivered to the Company the Purchase Price for the Shares to be purchased by the Purchasers.

(d)             Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

(e)             Shareholder Approval. The required approval of the shareholders of the Company shall have been obtained.

(f)             Amended Articles. The amended Articles of Association of the Company in the form attached hereto as Exhibit C shall have been filed.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Closing Securities. The obligation hereunder of the Purchasers to purchase the Closing Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.

(a)     Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b)     Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)     Material Adverse Effect. No Material Adverse Effect shall have occurred from the date hereof until the Closing Date.

(d)     Shareholder Approval. The required approval of the shareholders of the Company shall have been obtained.

(e)     Amended Articles. The amended Articles of Association of the Company in the form attached hereto as Exhibit C shall have been filed.

(f)     Prescott Anti-Dilution Shares. Concurrent with the Closing, the Company shall issue 625,000 Ordinary Shares to Prescott Group Aggressive Small Cap Master Fund pursuant to the Amended and Restated Securities Purchase Agreement dated as of November 22, 2013 between the Company and Prescott Group Aggressive Small Cap Master Fund, as if such sale and issuance had occurred prior to November 22, 2015.

ARTICLE V

INDEMNIFICATION

Section 5.1 Company Indemnity. Subject to the provisions of this Section 5.1, the Company will indemnify and hold each Purchasers and its directors, officers, shareholders, members, managers, partners, employees and agents (and any other persons with a functionally equivalent role of a persons holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, managers, partners or employees (and any other persons with a functionally equivalent role of a persons holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i)    for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Specific Performance; Consent to Jurisdiction; Venue.

(a)                                            The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)                                           All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.1 shall affect or limit any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 6.2 Entire Agreement. This Agreements contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.

Section 6.3 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon (i) hand delivery at the address designated below, (ii) delivery by telecopy or facsimile at the number designated below or (iii) delivery by e-mail at the e-mail address designated below (in each case, if delivered on a business day during normal business hours where such notice is to be received), or, in each case, the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                              Modsys International Ltd.

600 Union Street, Suite 2409
Seattle, Washington
Attention: Rick Rinaldo

Tel. No.: (206) 395-4152

If to Purchasers:                       Columbia Pacific Opportunity Fund, LP

c/o Columbia Pacific Advisors, LLC
Attn: [Alex Washburn]

1910 Fairview Avenue East, Suite 200

Seattle, Washington 98102
Tel. No.: [(    )                     ]

Fax No.:  [(    )                     ]

Prescott Group Capital Management, L.L.C,
1924 S. Utica Ave., Suite 1120

Tulsa, Oklahoma 74104
Attention: Matt Dunham
Tel. No.: (918) 747-3412

Fax No.: (918) 742-7303

Mindus Holdings, Ltd.

P.O. Box 12451
Dallas, Texas 75225

Tel. No.: [(    )                     ]

Fax No.:  [(    )                     ]

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto pursuant to the provisions of this Section 6.3.

Section 6.4 Amendments and Waivers. No provision of this Agreement may be amended or waived except in a written instrument signed by the Company and Purchasers. Any amendment or waiver effected in accordance with this Section 6.4 shall be binding upon the Purchasers (and their permitted assigns) and the Company. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.5 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 6.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 6.9 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing hereunder for the applicable statute of limitations period.

Section 6.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 6.11 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 6.12 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 6.13 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

MODSYS INTERNATIONAL LTD.

By:	/s/ Matt Bell
Name: Matt Bell
Title: CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

Columbia Pacific Opportunity Fund, LP

By:	/s/ Alex Washburn
Name: Alex Washburn
Title: Manager

Prescott Group Aggressive Small Cap Master Fund, G.P.

By:	/s/ Jeffrey D Watkins
Name: Jeffrey D. Watkins
Title: President

Mindus Holdings, Ltd.

By:	/s/ Scott D Miller
Name: Scott D Miller
Title: President

EXHIBIT A

LIST OF PURCHASERS

Purchaser	Preferred Shares	Warrants to Purchase Ordinary Shares	Total Purchase Price
Columbia Pacific Opportunity Fund	200,000	100,000	$400,000
Prescott Group Aggressive Small Cap Master Fund, G.P.	200,000	100,000	$400,000
Mindus Holdings, Ltd.	100,000	50,000	$200,000
TOTAL	500,000	250,000	$1,000,000

EXHIBIT B

Form of Warrant

EXHIBIT C

Amended Articles of Association

[Intentionally Omitted]